As filed with the Securities and Exchange Commission on August 28, 2006

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

WEBSENSE, INC.

(Exact name of registrant as specified in its charter)

Delaware	51-0380839
(State or other jurisdiction	(IRS Employer Identification No.)
of incorporation or organization)

10240 Sorrento Valley Road

San Diego, CA 92121

(Address of principal executive offices) (Zip Code)

WEBSENSE, INC.  2000 STOCK INCENTIVE PLAN

WEBSENSE, INC.  2000 EMPLOYEE STOCK PURCHASE PLAN

 (Full title of the Plans)

Michael A. Newman, Esq.

Vice President, General Counsel

Websense, Inc.

10240 Sorrento Valley Road

San Diego, CA 92121

(Name and address of agent for service)

(858) 320-8000

(Telephone Number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
2000 Stock Incentive Plan
Common Stock, $0.01 par value	1,917,696 shares	$ 20.145	$ 38,631,986	$ 4,133.62

2000 Employee Stock Purchase Plan
Common Stock, $0.01 par value	479,424 shares	$ 20.145	$ 9,657,996	$ 1,033.41

Totals:	2,397,120 shares		$ 48,289,982	$ 5,167.03

(1)

This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Websense, Inc. 2000 Stock Incentive Plan or the Websense, Inc. 2000 Employee Stock Purchase Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration which results in an increase in the number of the outstanding shares of Registrant’s Common Stock.

(2)

Estimated solely for purposes of calculating the amount of the registration fee under Rule 457(h) of the Securities Act of 1933, as amended.  The price per share and aggregate offering price are based upon the average of the high and low selling prices per share of the Registrant’s Common Stock on August 24, 2006, as reported by the Nasdaq National Market.

INCORPORATION BY REFERENCE OF CONTENTS OF REGISTRATION STATEMENT ON FORM S-8 NO. 333-33382

Websense, Inc. (the “Registrant”) is hereby registering 1,917,696 additional shares of its Common Stock, $0.01 par value (“Common Stock”), for issuance under the Registrant’s 2000 Stock Incentive Plan and 479,424 additional shares of its Common Stock for issuance under the Registrant’s 2000 Employee Stock Purchase Plan.  A Registration Statement on Form S-8 No. 333-33382 (the “Initial Registration Statement”), filed with the Securities and Exchange Commission on March 28, 2000, relating to the same class of securities is currently effective and, in accordance with General Instruction E to Form S-8, the contents of the Initial Registration Statement are incorporated by reference herein.

EXHIBITS

Exhibit Number	Exhibit
4.1

Websense, Inc. 2000 Stock Incentive Plan, including Websense, Inc. Notice of Grant of Stock Option and Websense, Inc. Stock Option Agreement (previously filed as exhibits to the registrant’s Registration Statement on Form S-1/A (No. 333-95619) and incorporated herein by reference).

4.2	Websense, Inc. 2000 Employee Stock Purchase Plan (previously filed as an exhibit to the registrant’s Registration Statement on Form S-1/A (No. 333-95619) and incorporated herein by reference).
5	Legal Opinion of Michael Newman, Esq.
23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.
23.2	Consent of Michael Newman, Esq. (included in his opinion filed as Exhibit 5).
24	Power of Attorney. Reference is made to the signature page of this Registration Statement.

UNDERTAKINGS

1.                                      The Registrant hereby undertakes:

(a)           To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)            To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii)           To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)         To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in the registration statement.

(b)           That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d)           That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the Registrant undertakes that in a primary offering of securities of the Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)            Any preliminary prospectus or prospectus of the Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)           Any free writing prospectus relating to the offering prepared by or on behalf of the Registrant or used or referred to by the Registrant;

(iii)         The portion of any other free writing prospectus relating to the offering containing material information about the Registrant or its securities provided by or on behalf of the Registrant; and

(iv)          Any other communication that is an offer in the offering made by the Registrant to the purchaser.

2.                                      The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California on this 28th day of August, 2006.

Websense, Inc.

By:	/s/ Douglas C. Wride
Douglas C. Wride
Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

That the undersigned officers and directors of Websense, Inc., a Delaware corporation, do hereby constitute and appoint Gene Hodges and Douglas C. Wride, and each of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ John B. Carrington	Chairman of the Board	August 28, 2006
John B. Carrington

/s/ Gene Hodges	President and Chief Executive	August 28, 2006
Gene Hodges	Officer (principal executive officer)

/s/ Douglas C. Wride	Chief Financial Officer (principal	August 28, 2006
Douglas C. Wride	financial and accounting officer)

/s/ Mark St. Clare	Director	August 28, 2006
Mark St. Clare

/s/ Bruce T. Coleman	Director	August 28, 2006
Bruce T. Coleman

/s/ John Schaefer	Director	August 28, 2006
John Schaefer

/s/ Gary E. Sutton	Director	August 28, 2006
Gary E. Sutton

/s/ Peter Waller	Director	August 28, 2006
Peter Waller

INDEX TO EXHIBITS

Exhibit Number	Exhibit
4.1

Websense, Inc. 2000 Stock Incentive Plan, including Websense, Inc. Notice of Grant of Stock Option and Websense, Inc. Stock Option Agreement (previously filed as exhibits to the registrant’s Registration Statement on Form S-1/A (No. 333-95619) and incorporated herein by reference).

4.2	Websense, Inc. 2000 Employee Stock Purchase Plan (previously filed as an exhibit to the registrant’s Registration Statement on Form S-1/A (No. 333-95619) and incorporated herein by reference).
5	Legal Opinion of Michael Newman, Esq.
23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.
23.2	Consent of Michael Newman, Esq. (included in his opinion filed as Exhibit 5).
24	Power of Attorney. Reference is made to the signature page of this Registration Statement.